UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2005

ZONE 4 PLAY, INC. (Exact name of registrant as specified in its charter)

NEVADA	000-51255	98-0374121

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

103 Foulk Road, Wilmington, DE	19803

(Address of principal executive offices)	(Zip Code)

(302) 691-6177
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

        On May 27, 2005, Zone 4 Play, Inc. (the “Company”) and Littlewoods Promotions Limited , a provider of interactive games and other content, and licensed under a bookmakers’ permit to provide online and interactive fixed odds betting in connection with such interactive games (“Littlewoods”) entered into an Interactive Applications Agreement (the “Agreement”).

        Pursuant to the terms of the Agreement, Littlewoods will license certain software applications, including interactive TV fixed odds games, multi-player games, and SMS fixed odds games, from the Company, on a non-exclusive basis for distribution on interactive digital TV platforms in the UK.

        The Company is entitled to a certain profit share, based on the kind of platform, the type of game and the aggregate net revenues, all as set forth in Appendix A, B, C and D of the Agreement.

        Unless otherwise terminated pursuant to the terms of the Agreement, the Agreement shall be in effect for a period of five (5) years from the launch date of the applicable application.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit 10.1	Interactive Applications Agreement dated May 27, 2005, by and between Zone 4 Play, Inc. and Littlewoods Promotions Limited.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 31, 2005	ZONE 4 PLAY, INC. (Registrant) BY: /S/ Uri Levy —————————————— Uri Levy Chief Financial Officer